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                                                                   EXHIBIT 10.24


                            REVOLVING PROMISSORY NOTE


$300,000                                                 Dated: October 31, 2003


         FOR VALUE RECEIVED, PRINCESA PARTNERS, a Florida general partnership (Princesa"), CONCORDE CRUISES, INC., a South Dakota corporation ("Cruises"), CONAMI, INC., a Florida corporation ("Conami"), BAYFRONT VALET, LLC, a Florida limited liability company ("Valet"), and CONCORDE GAMING CORPORATION, a Colorado corporation ("Concorde") (Princesa, Cruises, Conami, Valet and Concorde are referred to herein collectively as the "Borrower" and individually as a "Borrower"), jointly and severally agree and promise to pay to the order of FIRST NATIONAL BANK, its endorsees, successors and assigns ("Lender" or "Holder"), on demand at its principal office of 20900 S. Western Avenue, Olympia Fields, Illinois 60461, Attention Brent Frank, or at such other address as Lender from time to time may designate in writing, the principal sum of Three Hundred Thousand Dollars ($300,000), or so much thereof as remains unpaid (the "Principal Balance"), as may be evidenced by the Lender's liability ledger record on such date, together with interest on the Principal Balance remaining unpaid from time to time, from the date hereof until payment in full, at the rate per annum hereinafter specified, all in accordance with the terms of this Revolving Promissory Note (the "Note").

         This Note has a variable interest rate: Interest on the Note may change if the Index Rate (as hereinafter defined) changes. The Index Rate for this Note shall be 250 basis points in excess of the Prime Interest Rate as stated in the Wall Street Journal. If more than one Prime Interest Rate is published, the higher or highest rate shall apply. If the Wall Street Journal stops publishing the Prime Interest Rate, then the Lender, in its sole discretion, shall select another index that closely approximates the Prime Interest Rate. Interest on the outstanding Principal Balance shall be computed on the basis of actual days elapsed in a year of 360 days. Any change in the interest rate resulting from a change in the Index Rate shall be effective on the day the corresponding change is published in the Wall Street Journal. Borrower shall make interest payments monthly in arrears on the fifteenth day of each month (the "Monthly Payment Date") commencing with December 15, 2003, for the period since the last Monthly Payment Date (or the date of this Note as to the first Monthly Payment Date). The entire remaining Principal Balance and all accrued interest thereon shall be paid in full on December 15, 2004 or on demand, if earlier.

         The Lender shall send to the Borrower on the last day of each month a statement showing the principal actually advanced and unpaid and interest on such advanced and unpaid principal, as reflected by the Lender's liability ledger record for the Borrower for such month. The Lender's liability ledger record shall be presumed accurate until the contrary is established by the Borrower. The statement shall be in the form of a demand interest bill, and shall be deemed to be correct and accepted and conclusively binding upon the Borrower unless the Borrower notifies the Lender in writing of any error the Borrower contends is contained in such statement within thirty days after its receipt.


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         The Principal Balance may be borrowed, repaid, and re-borrowed on the order of the Borrower in integral multiples of $20,000, not to exceed the aggregate of $300,000 at any one time outstanding; provided that no additional amount can be borrowed on this Note after December 1, 2004 or at such time as an Event of Default has occurred under the Loan Agreement and is continuing. This Note shall evidence each and every such borrowing.

         So long as the Lender remains obligated to make advances to the Borrower pursuant to the Loan Agreement, the liability of the Borrower hereunder cannot be discharged by repayment of any or all advances made by the Lender to the Borrower.

         This Note is issued pursuant to a certain Loan Agreement dated of even date herewith between the Borrower and the Lender (the "Loan Agreement"). If any Event of Default occurs under the Loan Agreement, the holder hereof may, at its option, by notice in writing to the Borrower, declare immediately due and payable the entire Principal Balance on this Note then outstanding and all interest thereon and the same shall be immediately due and payable without further notice or demand. If an Event of Default occurs under the Loan Agreement, during the entire period when such Event of Default shall be continuing, interest shall be payable, at the option of the Holder hereof, at a per annum rate of interest (the "Default Rate") equal to the lessor of: (i) the maximum lawful rate of interest permitted to be paid on this Note; or (ii) 6% plus the Index Rate compounded daily, whether or not the Holder has accelerated the maturity of this Note and declared the entire Principal Balance due and payable.

         The Borrower hereby waives presentment, protest and notice of nonpayment and dishonor and agrees to pay all costs of collection, including reasonable attorneys' fees, in case any payment shall not be made in accordance with the provisions of this Note.

         This Note shall be governed by the laws of the State of Illinois and the provisions of Section 8 of the Loan Agreement shall apply to suits on this Note.

                            [signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first above written.


BORROWER:                          PRINCESA PARTNERS, A FLORIDA GENERAL
                                   PARTNERSHIP

                                   By:  CONAMI, INC., general partner

                                   By:  /s/ Jerry L. Baum
                                        Its:  President

                                   By:  CONCORDE CRUISES, INC., general partner

                                   By:  /s/ Jerry L. Baum
                                        Its:  President


                                   CONCORD CRUISES, INC.

                                   By:  /s/ Jerry L. Baum
                                        Its:  President


                                   CONAMI, INC.

                                   By:  /s/ Jerry L. Baum
                                        Its:  President


                                   BAYFRONT VALET, LLC

                                   By: CONCORDE CRUISES, INC., its sole manager and member

                                   By:  /s/ Jerry L. Baum
                                        Its:  President


                                   CONCORD GAMING CORPORATION.

                                   By:  /s/ Jerry L. Baum
                                        Its:  President